Exhibit 5.1
DUKE ENERGY CORPORATION
526 South Church Street
Charlotte, North Carolina 28202
March 25, 2010
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
     Re: Duke Energy Corporation $450 million 3.35% Senior Notes due 2015
Ladies and Gentlemen:
     I am Associate General Counsel and Assistant Secretary of Duke Energy Corporation, a Delaware corporation (the “Company”), and in such capacity have acted as counsel to the Company in connection with the public offering of $450 million aggregate principal amount of the Company’s 3.35% Senior Notes due 2015 (the “Securities”). The Securities are to be issued pursuant to an Indenture, dated as of June 3, 2008 (the “Original Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by various supplemental indentures thereto, including the Fourth Supplemental Indenture, dated as of March 25, 2010, between the Company and the Trustee, relating to the Securities (the “Supplemental Indenture”) (the Original Indenture, as amended and supplemented, being referred to as the “Indenture”). On March 22, 2010, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     I am a member of the bar in the State of North Carolina and my opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York and the federal laws of the United States that, in my experience, are normally applicable to transactions of the type contemplated above and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined law on the opinions herein stated. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Duke Energy Corporation
March 25, 2010

     In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified by my satisfaction, of:
     (a) the registration statement on Form S-3 (File No. 333-146483) of the Company relating to the Securities and other securities of the Company filed on October 3, 2007, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 under the Securities Act and the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, being hereinafter referred to as the “Registration Statement”);
     (b) the prospectus, dated October 3, 2007 relating to the offering of securities of the Company, which forms a part of and is included in the Registration Statement;
     (c) the preliminary prospectus supplement, dated March 22, 2010, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (d) the prospectus supplement, dated March 22, 2010, relating to the offering of the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
     (e) the Amended and Restated Certificate of Incorporation of the Company, dated as of April 3, 2006, as amended, as certified by the Secretary of State of the State of Delaware;
     (f) the Amended and Restated By-laws of the Company, effective as of February 26, 2008, as amended;
     (g) an executed copy of the Original Indenture;
     (h) the form of Supplemental Indenture;
     (i) an executed copy of the Underwriting Agreement;
     (j) certificates representing the Securities;
     (k) the issuer free writing prospectus issued at or prior to 1:19 p.m. (Eastern time) on March 22, 2010, which the Company was advised is the time of the first contract of sale of the Securities, attached as Schedule C to the Underwriting Agreement and filed with the Commission pursuant to Rule 433(d) of the Securities Act and Section 5(e) of the Underwriting Agreement;

Duke Energy Corporation
March 25, 2010

     (l) the Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1, of the Trustee;
     (m) resolutions of the Board of Directors of the Company, adopted on August 28, 2007, relating to the preparation and filing with the Commission of the Registration Statement and the issuance of the Company’s securities; and
     (n) the written consent of the Assistant Treasurer of the Company, dated as of March 22, 2010.
     I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.
     In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed, or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect on such parties. As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     The opinion set forth below is subject to the following further qualifications, assumptions and limitations:
     (i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and
     (ii) I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Duke Energy Corporation
March 25, 2010

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Securities have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefore in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement through incorporation by reference of a current report on Form 8-K. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Robert T. Lucas, Esq.
Associate General Counsel,
Assistant Secretary